Exhibit 10.5

STANDARD DEFINITIONS

Rules of Construction.  In these Standard Definitions and with respect to the Transaction Documents (as defined below), (a) the meanings of defined terms are equally applicable to the singular and plural forms of the defined terms, (b) in any Transaction Document, the words “hereof,” “herein,” “hereunder” and similar words refer to such Transaction Document as a whole and not to any particular provisions of such Transaction Document, (c) any subsection, Section, Article, Annex, Schedule and Exhibit references in any Transaction Document are to such Transaction Document unless otherwise specified, (d) the term “documents” includes any and all documents, instruments, agreements, certificates, indentures, notices and other writings, however evidenced (including electronically), (e) the term “including” is not limiting and (except to the extent specifically provided otherwise) shall mean “including (without limitation)”, (f) unless otherwise specified, in the computation of periods of time from a specified date to a later specified date, the word “from” shall mean “from and including,” the words “to” and “until” each shall mean “to but excluding,” and the word “through” shall mean “to and including” and (g) the words “may” and “might” and similar terms used with respect to the taking of an action by any Person shall reflect that such action is optional and not required to be taken by such Person.

“Act” shall have the meaning specified in Section 1.4 of the Indenture.

“Additional Servicing Compensation” shall mean any late fees related to late payments on the Timeshare Loans, any non-sufficient funds fees, any processing fees and any Liquidation Expenses collected by and due to the Servicer, any refunds paid by the Servicer as a result of overpayments on payoffs and any unpaid out-of-pocket expenses incurred by the Servicer during the related Due Period.

“Adjusted Note Balance” shall equal, for any Class of Notes and any Payment Date, the Outstanding Note Balance of such Class of Notes immediately prior to such Payment Date, less the Note Balance Write-Down Amount; provided, however, to the extent that for purposes of consents, approvals, voting or other similar acts of the Noteholders under any of the Transaction Documents, “Adjusted Note Balance” shall exclude Notes which are held by Bluegreen or any Affiliate thereof, if any.

“Administration Agreement” shall mean the administration agreement, dated as of October 8, 2020, by and among the Administrator, the Owner Trustee, the Issuer and the Indenture Trustee, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Administrator” shall mean Bluegreen or any successor under the Administration Agreement.

“Administrator Fee” shall equal on each Payment Date an amount equal to the product of (i) one-twelfth and (ii) (A) if Bluegreen or an affiliate thereof is the Administrator, $1,000.00 and (B) if Wilmington Trust Company is the Administrator, $20,000.00.

“Adverse Claim” shall mean any claim of ownership or any lien, security interest, title retention, trust or other charge or encumbrance, or other type of preferential arrangement having the effect or purpose of creating a lien or security interest, other than the interests created under the Indenture or any other Transaction Document in favor of the Indenture Trustee and the Noteholders.

“Affiliate” shall mean any Person: (a) which directly or indirectly controls, or is controlled by, or is under common control with such Person; (b) which directly or indirectly beneficially owns or holds five percent (5%) or more of the voting stock of such Person; or (c) for which five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by such Person; provided, however, that under no circumstances shall (i) the Owner Trustee be deemed to be an Affiliate of the Issuer, or the Depositor, nor shall any of such parties be deemed to be an Affiliate of the Owner Trustee or (ii) Bluegreen be deemed an Affiliate of any 5% or greater shareholder of Bluegreen or any Affiliate of such shareholder who is not a Direct Affiliate (as defined herein) of Bluegreen, nor shall any such shareholder be deemed to be an Affiliate of Bluegreen.  The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.  For purposes of this definition, only entities included in Bluegreen’s GAAP consolidated financial statements shall be Affiliates of Bluegreen (a “Direct Affiliate”).

“Aggregate Closing Date Collateral Balance” shall mean an amount equal to $148,917,834.94.

“Aggregate Initial Note Balance” shall mean an amount equal to the sum of the Initial Note Balances for all Classes of Notes.

“Aggregate Loan Balance” shall mean an amount equal to the sum of the Loan Balances for all Timeshare Loans (other than Defaulted Timeshare Loans).

“Aggregate Outstanding Note Balance” shall mean an amount equal to the sum of the Outstanding Note Balances for all Classes of Notes.

“Applicable Procedures” shall have the meaning specified in Section 2.4(d)(i) of the Indenture.

“Aruba Club Loans” shall mean all timeshare loans originated by the Aruba Originator each secured by Co-op Shares.

“Aruba Originator” shall mean Bluegreen Properties, N.V., an Aruba corporation.

“Assignment of Mortgage” shall mean, with respect to a Deeded Club Loan, a written assignment of one or more Mortgages from the related Originator or Seller to the Indenture Trustee, for the benefit of the Noteholders, relating to one or more Timeshare Loans in recordable form, and signed by an Authorized Officer of all necessary parties, sufficient under the laws of the jurisdiction wherein the related Timeshare Property is located to give record notice of a transfer of such Mortgage and its proceeds to the Indenture Trustee.

“Association” shall mean the not-for-profit corporation or cooperative association responsible for operating a Resort.

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“Assumption Date” shall have the meaning specified in the Backup Servicing Agreement.

“Authorized Officer” shall mean, with respect to any corporation, limited liability company or partnership, the Chairman of the Board, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Secretary, the Treasurer, any Assistant Secretary, any Assistant Treasurer, managing member, board of managers and each other officer of such corporation or limited liability company or the general partner of such partnership specifically authorized in resolutions of the board of directors or board of managers of such corporation or limited liability company, as the case may be, to sign agreements, instruments or other documents in connection with the Indenture on behalf of such corporation, limited liability company or partnership, as the case may be.

“Available Funds” shall mean for any Payment Date, (A) all funds on deposit in the Collection Account after making all transfers, deposits or payments from (i) the Lockbox Account pursuant to the Lockbox Agreement, (ii) the General Reserve Account pursuant to Section 3.2(b) of the Indenture, (iii) the Prefunding Account pursuant to Section 3.2(c) of the Indenture, (iv) the Force Majeure Loan Reserve Account pursuant to Section 3.2(e) of the Indenture, (v) the Club Originator or the Depositor, as the case may be, pursuant to Section 4.6 of the Indenture, and (vi) the Servicer pursuant to the Indenture, plus (B) all investment earnings on funds on deposit in the Collection Account from the immediately preceding Payment Date through such Payment Date, if any, less (C) amounts on deposit in the Collection Account related to collections related to any Due Periods subsequent to the Due Period related to such Payment Date, less (D) any Additional Servicing Compensation on deposit in the Collection Account, less (E) Misdirected Deposits, if any.  Notwithstanding anything in the Transaction Documents to the contrary, Available Funds shall only include amounts described in the foregoing sentence and not amounts otherwise deposited voluntarily by Bluegreen or any of its Affiliates.

“Backup Servicer” shall mean Concord Servicing Corporation, an Arizona corporation, and its permitted successors and assigns.

“Backup Servicing Agreement” shall mean the backup servicing agreement, dated as of the Closing Date, by and among the Issuer, the Depositor, the Servicer, the Backup Servicer and the Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Backup Servicing Fee” shall on each Payment Date, be equal to:

(A) prior to the removal or resignation of Bluegreen, as Servicer or, if a successor Servicer has been appointed pursuant to the Indenture (that is not the Indenture Trustee), the greater of (i) $750.00 and (ii) the product of (1)(x) $0.10 and (y) the number of Timeshare Loans in the Trust Estate at the end of the related Due Period up to 20,000 and (2)(x) $0.075 and (y) the number of Timeshare Loans in the Trust Estate at the end of the related Due Period in excess of 20,000, and

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(B) after the removal or resignation of Bluegreen, as Servicer, and appointment of the Indenture Trustee as successor Servicer (unless and until another successor Servicer has been appointed pursuant to the Indenture) an amount equal to the product of (i) one-twelfth of 1.50% and (ii) the aggregate Loan Balance as of the first day of the related Due Period.

“Bankruptcy Code” shall mean the federal Bankruptcy Code, as amended (Title 11 of the United States Code).

“Beneficiary” shall have the meaning specified in the Club Trust Agreement.

“Benefit Plan” shall mean an “employee benefit plan” as defined in Section 3(3) of ERISA or any other “plan” as defined in Section 4975(e)(1) of the Code that is subject to the prohibited transaction rules of ERISA or of Section 4975 of the Code or any plan that is subject to any Similar Law.

“Bluegreen” shall mean Bluegreen Vacations Corporation, a Florida corporation, (fka Bluegreen Corporation), and its permitted successors and assigns.

 “Bluegreen Purchase Agreement” shall mean the purchase and contribution agreement, dated as of October 8, 2020, between the Club Originator and the Depositor pursuant to which the Club Originator sells certain Initial Timeshare Loans to the Depositor on the Closing Date and Subsequent Timeshare Loans during the Prefunding Period.

“Book-Entry Note” shall mean a beneficial interest in the Notes, ownership and transfers of which shall be made through book-entries by the Depository.

“Business Day” shall mean any day other than (i) a Saturday, a Sunday, or (ii) a day on which banking institutions in New York City, St. Paul, Minnesota, Wilmington, Delaware, the State of Florida, the city in which the Servicer is located or the city in which the Corporate Trust Office of the Indenture Trustee is located, are authorized or obligated by law or executive order to be closed.

“BXG Timeshare I” shall mean BXG Timeshare Trust I, a Delaware statutory trust.

 “Cede & Co.” shall mean the initial registered holder of the Notes, acting as nominee of The Depository Trust Company.

“Certificate” shall mean the Residual Interest Certificate.

“Certificate Distribution Account” shall have the meaning specified in Section 5.01 of the Trust Agreement.

“Certificate of Trust” shall mean the Certificate of Trust of BXG Receivables Note Trust 2020-A filed with the Delaware Secretary of State on January 15, 2020.

“Certificateholders” shall mean the holders of the Certificate.

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“Class” shall mean, as the context may require, any of the Class A Notes, the Class B Notes or the Class C Notes.

“Class A Notes” shall have the meaning specified in the Recitals of the Issuer in the Indenture.

“Class B Notes” shall have the meaning specified in the Recitals of the Issuer in the Indenture.

“Class C Notes” shall have the meaning specified in the Recitals of the Issuer in the Indenture.

“Closing Date” shall mean October 8,  2020.

“Closing Date Resorts” shall mean those Opinion Resorts in respect of which the Timeshare Property related to an Initial Timeshare Loan is located.

“Club” shall mean the Bluegreen Vacation Club Trust formed pursuant to the Club Trust Agreement doing business as Bluegreen Vacation Club.

“Club Loans” shall mean, collectively, the Deeded Club Loans and the Aruba Club Loans.

“Club Management Agreement” shall mean that certain Amended and Restated Management Agreement between the Club Managing Entity and the Club Trustee, dated as of May 18, 1994, as amended from time to time.

“Club Managing Entity” shall mean Bluegreen Resorts Management, Inc., a Delaware corporation, in its capacity as manager of the Club and owner of the Club’s reservation system, and its permitted successors and assigns.

“Club Originator” shall mean Bluegreen, in its capacity as an Originator and its permitted successors and assigns.

“Club Property” shall mean Timeshare Properties, Owner Beneficiary Rights and Vacation Points, and with respect to the definition of Upgrade, may also mean, as applicable, timeshare property unrelated to Timeshare Loans subject to the Lien of the Indenture.

“Club Trust Agreement” shall mean, collectively, that certain Bluegreen Vacation Club Trust Agreement, dated as of May 18, 1994, by and between the Developer and the Club Trustee, as amended, restated or otherwise modified from time to time, together with all other agreements, documents and instruments governing the operation of the Club.

“Club Trustee” shall mean Vacation Trust, Inc., a Florida corporation, in its capacity as trustee under the Club Trust Agreement, and its permitted successors and assigns.

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“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute.

“Collection Account” shall mean the account established and maintained by the Paying Agent on behalf of the Indenture Trustee pursuant to Section 3.2(a) of the Indenture.

“Collection Policy” shall mean the collection policy of the initial servicer in effect on the Closing Date attached as Exhibit O to the Indenture, as the same may be amended from time to time in accordance with the Indenture.

“Completed Unit” shall mean a Unit at a Resort which has been fully constructed and furnished, has received a valid permanent certificate of occupancy or its equivalent, is ready for occupancy and is subject to a time share declaration.

“Confidential Information” shall mean information obtained by any Noteholder including, without limitation, the Preliminary Confidential Offering Circular dated September 24,  2020 or the Confidential Offering Circular dated October 1,  2020 related to the Notes and the Transaction Documents, that is proprietary in nature and that was clearly marked or labeled as being confidential information of the Issuer, the Servicer or their Affiliates,  provided that such term does not include information that (a) was publicly known or otherwise known to the Noteholder prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Noteholder or any Person acting on its behalf, (c) otherwise becomes known to the Noteholder other than through disclosure by the Issuer, the Servicer or their Affiliates or (d) any other public disclosure authorized by the Issuer or the Servicer.

“Continued Errors” shall have the meaning specified in Section 5.4(b) of the Indenture.

“Co-op Shares” shall mean a share certificate issued by the timeshare cooperative association of La Cabana Resort.

“Corporate Trust Office” shall mean the office of the Indenture Trustee located in the State of Minnesota, which office is at the address set forth in Section 13.3 of the Indenture.

“Credit Card Timeshare Loan” shall mean a Timeshare Loan where the Obligor makes its payments due on such Timeshare Loan with credit card payment arrangements.

“Credit Policy” shall mean the credit and underwriting policy of the Originators in effect on the Closing Date attached as Exhibit G to the Indenture as the same may be amended from time to time in accordance with the Indenture.

“Cumulative Net Default Level” for any Due Period shall be equal to the aggregate Loan Balance of Timeshare Loans that became Defaulted Timeshare Loans since the Initial Cut-Off Date and not repurchased or substituted (less (i) the aggregate Loan Balances of Defaulted Timeshare Loans that subsequently became current prior to such date of determination which are still subject to the lien of the Indenture at such time and (ii) recoveries net of remarketing fees) divided by the Aggregate Closing Date Collateral Balance, expressed as a percentage.

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“Custodial Agreement” shall mean the custodial agreement, dated as of October 8, 2020, by and among the Issuer, the Depositor, the Servicer, the Backup Servicer, and the Indenture Trustee and the Custodian, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof providing for the custody and maintenance of the Timeshare Loan Documents relating to the Timeshare Loans.

“Custodian” shall mean U.S. Bank National Association, a national banking association, or its permitted successors and assigns.

“Custodian’s Certification” shall have the meaning specified in Section 2.2(a) of the Custodial Agreement.

“Custodian Fees” shall mean for each Payment Date, the fee payable by the Issuer to the Custodian set forth in Section 2.4 of the Custodial Agreement.

“Cut-Off Date” shall mean, with respect to (i) the Initial Timeshare Loans, the Initial Cut-Off Date, and (ii) any Qualified Substitute Timeshare Loan or Subsequent Timeshare Loan, the related Subsequent Cut-Off Date.

“Cut-Off Date Loan Balance” shall mean the Loan Balance of a Timeshare Loan on its related Cut-Off Date.

“DBRS Morningstar” shall mean DBRS, Inc.

“Deeded Club Loan” shall mean a timeshare loan originated by the Club Originator and evidenced by a Mortgage Note and secured by a first Mortgage on a fractional fee simple timeshare interest in a Unit or an undivided interest in a Resort (or a phase thereof) associated with a Unit.

“Default” shall mean an event which, but for the passage of time, would constitute an Event of Default under the Indenture.

“Default Level” shall mean for any Due Period, the aggregate Loan Balance (without regard to recoveries) of Timeshare Loans that became Defaulted Timeshare Loans during such Due Period and not repurchased or substituted by the last day of such Due Period (less the Loan Balances of Defaulted Timeshare Loans that subsequently became current during such Due Period which are still subject to the Lien of the Indenture at such time) divided by the Aggregate Loan Balance on the first day of such Due Period, expressed as a percentage.

“Defaulted Timeshare Loan” shall mean a Timeshare Loan (other than a Force Majeure Loan) (i) for which, the Servicer has commenced cancellation or termination proceedings on the related Timeshare Loan after collection efforts have failed in accordance with its collection policies, (ii) for which, all or part of a scheduled payment under the Timeshare Loan is more than 120 days delinquent from the due date, provided, that with respect to this clause (iii), if a Timeshare Loan is not more than 120 days delinquent as of the last day of the Due Period, it shall not be a Defaulted Timeshare Loan as of that date, (iv) that otherwise ceases to be an Eligible Timeshare Loan, or (v) provided that such Timeshare Loan is at least 31 days delinquent from the due date,

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the Servicer has determined that such Timeshare Loan should be defaulted in accordance with its collection policies.

“Defective Timeshare Loan” shall have the meaning specified in Section 4.6 of the Indenture.

“Deferred Interest Amount” shall mean, with respect to the Class B Notes and the Class C Notes and a Payment Date, the sum of (i) interest accrued at the related Note Rate during the related Interest Accrual Period on the Note Balance Write-Down Amounts applied to such Class and (ii) any unpaid Deferred Interest Amounts from any prior Payment Date, together with interest thereon at the applicable Note Rate from the date any such Note Balance Write-Down Amount was applied, to the extent permitted by law.

“Definitive Note” shall have the meaning specified in Section 2.2 of the Indenture.

“Delinquency Level” shall mean for any Due Period, the sum of the Loan Balances of Timeshare Loans (other than Defaulted Timeshare Loans or Force Majeure Loans) that are 61 days or more delinquent on the last day of such Due Period divided by the Aggregate Loan Balance on the first day of such Due Period, expressed as a percentage.

“Depositor” shall mean BRFC 2020-A LLC, a Delaware limited liability company, and its permitted successors and assigns.

“Depository” shall mean an organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.  The initial Depository shall be DTC.

“Depository Agreement” shall mean the letter of representations dated as of the Closing Date, by and among the Issuer, the Indenture Trustee and the Depository.

“Depository Participant” shall mean a securities broker or dealer, bank, trust company, clearing corporation, other financial institution or other Person for whom from time to time a Depository directly or indirectly effects book-entry transfers and pledges securities deposited with the Depository.

“Determination Date” shall mean, with respect to any Payment Date, the day that is five Business Days prior to such Payment Date.

“Developer” shall mean Bluegreen Vacations Unlimited, Inc., a Florida corporation, and its permitted successors and assigns.

“Domestic Obligor” shall mean an Obligor who is a current resident of the United States, Puerto Rico, the U.S. Virgin Islands, Guam or any of the other territories of the United States.

“DTC” shall mean The Depository Trust Company, and its permitted successors and assigns.

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“Due Period” shall mean with respect to any Payment Date, the period from the 16th day of the preceding calendar month to the 15th day of the current calendar month (the first Due Period being from September 16, 2020 through October 15, 2020).

“Eligible Bank Account” shall mean a segregated account, which may be an account maintained by the Paying Agent on behalf of the Indenture Trustee, which is  maintained with a depository institution or trust company whose long-term unsecured debt obligations are rated at least “BBB” by S&P and whose short-term unsecured obligations are rated at least “A-2” by S&P.

“Eligible Investments” shall mean one or more of the following:

(a) obligations of, or guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

(b) federal funds, certificates of deposit, time deposits and bankers’ acceptances, each of which shall not have an original maturity of more than 90 days, of any depository institution or trust company incorporated under the laws of the United States or any state; provided that the long-term unsecured debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated in one of the three highest rating categories available from S&P; and provided, further, that the short-term obligations of such depository institution or trust company shall be rated in the highest rating category by S&P;

(c) commercial paper or commercial paper funds (having original maturities of not more than 90 days) of any corporation incorporated under the laws of the United States or any state thereof; provided that any such commercial paper or commercial paper funds shall be rated in the highest short-term rating category by S&P;

(d) any no-load money market fund (including money market funds managed or advised by the Indenture Trustee or an Affiliate thereof) rated in the highest short-term rating category or equivalent highest long-term rating category by S&P; provided that, Eligible Investments purchased from funds in the Eligible Bank Accounts shall include only such obligations or securities that either may be redeemed daily or mature no later than the Business Day next preceding the next Payment Date; or

(e) demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by, or federal funds sold by any depository institution or trust company (including the Indenture Trustee or any Affiliate of the Indenture Trustee, acting in its commercial capacity) incorporated under the laws of the United States of America or any State thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment, the

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commercial paper or other short-term deposits of such depository institution or trust company is rated at least A-1 by S&P;

and provided,  further, that (i) no instrument shall be an Eligible Investment if such instrument evidences a right to receive only interest payments with respect to the obligations underlying such instrument, and (ii) no Eligible Investment may be purchased at a price in excess of par. Eligible Investments may include those Eligible Investments with respect to which the Indenture Trustee or an Affiliate thereof provides services.

“Eligible Owner Trustee” shall have the meaning specified in Section 10.01 of the Trust Agreement.

“Eligible Timeshare Loan” shall mean a Timeshare Loan which meets all of the criteria set forth in Schedule I of the Sale Agreement.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Errors” shall have the meaning specified in Section 5.4 of the Indenture.

“Event of Default” shall have the meaning specified in Section 6.1 of the Indenture.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future Treasury Regulations promulgated thereunder or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, and any intergovernmental agreements entered into in connection with any of the foregoing and any fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreement.

“FATCA Withholding Tax” shall mean any withholding or deduction made in respect of any payment pursuant to FATCA.

“Floor Amount” shall mean the product of 0.25% and the Aggregate Closing Date Collateral Balance.

“Force Majeure Delay” shall mean with respect to the Servicer, any cause or event which is beyond the control and not due to the negligence of the Servicer, which delays, prevents or prohibits such Person’s delivery of the reports required to be delivered or the performance of any other duty or obligation  of the Servicer under the Indenture, as the case may be, including, without limitation, computer, electrical and mechanical failures, acts of God or the elements and fire; provided, that no such cause or event shall be deemed to be a Force Majeure Delay unless the Servicer shall have given the Indenture Trustee written notice thereof as soon as practicable after the beginning of such delay.

“Force Majeure Loan” shall mean a Timeshare Loan for which a natural disaster, epidemic or pandemic, government mandated shutdown of economy, act of terror or similar

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occurrences has had a direct impact on the ability of the related Obligor to make payments due to disruption of employment or to place of residence, as determined by the Servicer in accordance with the Servicing Standard and for which the Servicer has determined, in accordance with the Servicing Standard, to defer loan payments for a specified grace period (which grace period shall not exceed two months).  A Timeshare Loan shall cease to be a Force Majeure Loan at the end of the grace period granted by the Servicer, in accordance with the Servicing Standard.

“Force Majeure Loan Reserve Account” shall be the account established and maintained by the Paying Agent on behalf of the Indenture Trustee pursuant to Section 3.2(e) of the Indenture.

“Force Majeure Required Reserve Amount” shall mean an amount, if any, by which (i) the aggregate outstanding Loan Balances for all Force Majeure Loans and Post Grace Period  Force Majeure Loans (that have not become Defaulted Timeshare Loans) exceeds (ii) 2.50% of the Aggregate Loan Balance.

“Foreclosure Property” shall have the meaning specified in Section 5.3(a)(xiii) of the Indenture.

“Foreign Obligor” shall mean an Obligor who is not a Domestic Obligor.

“GAAP” shall mean generally accepted accounting principles as in effect from time to time in the United States of America.

“General Reserve Account” shall mean the account maintained by the Paying Agent on behalf of the Indenture Trustee pursuant to Section 3.2(b) of the Indenture.

“General Reserve Account Initial Deposit” shall mean an amount equal to 2.50% of the Aggregate Closing Date Collateral Balance.

“General Reserve Account Required Balance” shall equal, for each Payment Date, the greater of (i) the Target Amount and (ii) the Floor Amount; provided, however, that in no event shall the General Reserve Account Required Balance equal an amount greater than the Aggregate Outstanding Note Balance as of such Payment Date regardless of what the Target Amount or the General Reserve Account Required Balance would otherwise be.

“Global Note” shall have the meaning specified in Section 2.2 of the Indenture.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Grant” shall mean to grant, bargain, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of set-off against, deposit, set over and confirm.

“Highest Lawful Rate” shall have the meaning specified in Section 3 of the Sale Agreement.

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“Indenture” shall mean the indenture, dated as of October 8, 2020, by and among the Issuer, the Club Trustee, the Servicer, the Backup Servicer, the Indenture Trustee, the Paying Agent and the Custodian, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Indenture Trustee” shall mean U.S. Bank National Association, a national banking association, not in its individual capacity but solely as Indenture Trustee under the Indenture, and any successor as set forth in Section 7.9 of the Indenture.

“Indenture Trustee Fee” shall mean for each Payment Date, the sum of (A) $750.00 and (B) until the Indenture Trustee shall become the successor Servicer, the greater of (i) the product of one-twelfth of 0.020% and the Aggregate Loan Balance as of the first day of the related Due Period and (ii) $1,500.00.

“Initial Cut-Off Date” shall mean the close of business on September 15,  2020.

“Initial Note Balance” shall mean with respect to the Class A Notes, the Class B Notes and the Class C Notes, $48,821,000, $47,877,000 and $34,549,000, respectively.

“Initial Payment Date” shall mean the Payment Date occurring in October 2020.

“Initial Purchasers” shall mean KeyBanc Capital Markets Inc. and  Barclays Capital Inc.

“Initial Timeshare Loans” shall mean the timeshare loans listed on the Schedule of Timeshare Loans purchased by the Issuer and pledged to the Indenture Trustee on the Closing Date.

“Institutional Accredited Investor” shall mean an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of the Securities Act.

“Intended Tax Characterization” shall have the meaning specified in Section 4.4(b) of the Indenture.

“Interest Accrual Period” shall mean for each Class of Notes with respect to any Payment Date, a period of 30 days, except that the initial Interest Accrual Period shall be the period from and including the Closing Date through but not including the initial Payment Date.

“Interest Distribution Amount” shall equal, for a Class of Notes and on any Payment Date, the sum of (i) interest accrued during the related Interest Accrual Period at the related Note Rate on the Outstanding Note Balance of such Class of Notes immediately prior to such Payment Date (or, in the case of the Class B Notes and the Class C Notes, if any Note Balance Write-Down Amounts have been applied to such Class of Notes, the Adjusted Note Balance of such Class of Notes) and (ii) the amount of unpaid Interest Distribution Amounts from prior Payment Dates for such Class of Notes, plus, to the extent permitted by applicable law, interest on such unpaid amount at the related Note Rate.  The Interest Distribution Amount shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

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“Introductory Loan” shall mean a loan originated in connection with an Introductory Product.

“Introductory Product” shall mean certain introductory products with FICO® scores and finance terms that are intended to be held in Bluegreen’s portfolio.

“Issuer” shall mean BXG Receivables Note Trust 2020-A, a statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement.

“Issuer Order” shall mean a written order or request delivered to the Indenture Trustee and signed in the name of the Issuer by an Authorized Officer of the Issuer or Administrator.

“Knowledge” shall mean (a) as to any natural Person, the actual awareness of the fact, event or circumstance at issue or receipt of notification by proper delivery of such fact, event or circumstance and (b) as to any Person that is not a natural Person, the actual awareness of the fact, event or circumstance at issue by a Responsible Officer of such Person or receipt, by a Responsible Officer of such Person, of notification by proper delivery of such fact, event or circumstance.

“La Cabana Resort” shall mean the Resort located in Aruba known as the La Cabana Beach and Racquet Club.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment for security, security interest, claim, participation, encumbrance, levy, lien or charge.

“Liquidation” shall mean, with respect to any Timeshare Loan, the sale or compulsory disposition of a Foreclosure Property, following foreclosure, termination or other enforcement action or the taking of a deed-in-lieu of foreclosure, to a Person other than the Servicer or an Affiliate thereof.

“Liquidation Expenses” shall mean, with respect to the Foreclosure Property related to a Defaulted Timeshare Loan, as of any date of determination, any reasonable out-of-pocket expenses (exclusive of overhead expenses) incurred by the Servicer or the Remarketing Agent in connection with the performance of its obligations under Section 5.3(a)(xiii) of the Indenture or the Remarketing Agreement, as applicable, including, but not limited to, (i) any foreclosure, deed-in-lieu of foreclosure or termination and other repossession expenses incurred with respect to such Foreclosure Property, (ii) commissions and marketing and sales expenses incurred by the Servicer or the Remarketing Agent with respect to the remarketing of the related Foreclosure Property (including the Remarketing Fee), and (iii) any other fees and expenses reasonably applied or allocated in the ordinary course of business with respect to the Liquidation of a Foreclosure Property (including any assessed and unpaid Association fees and real estate taxes).

“Liquidation Proceeds” shall mean, with respect to the Liquidation of any Foreclosure Property related to a Defaulted Timeshare Loan, the amounts actually received by the Servicer or the Remarketing Agent in connection with such Liquidation.

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“Loan Balance” shall mean, for any date of determination, with respect to a Timeshare Loan, the outstanding principal balance due under or in respect of such Timeshare Loan (including a Defaulted Timeshare Loan).

“Lockbox Account” shall mean the deposit account maintained at the Lockbox Bank pursuant to the Lockbox Agreement, which shall be a non-interest bearing account.

“Lockbox Agreement” shall mean the deposit account control agreement, by and among the Issuer, the Indenture Trustee and the Lockbox Bank related to the Lockbox Account.

“Lockbox Bank” shall mean Bank of America, N.A., and its permitted successors and assigns.

“Lockbox Fee” shall mean on each Payment Date, the fee payable by the Issuer to the Lockbox Bank in accordance with the Lockbox Agreement.

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“Lockout Default Level” shall mean the level specified below for the related Due Period listed below:

Due Period	Lockout Default Level
1 – 6	0.45%
7 – 18	0.60%
19 and thereafter	0.75%

 “Lockout Event”  shall occur on a Determination Date if (i) the average of the Default Levels for the last three Due Periods (or if fewer than three Due Periods have elapsed, the actual number of Due Periods which have elapsed) exceeds the related Lockout Default Level and shall continue until the Default Level is equal to or less than the related Lockout Default Level for five consecutive Due Periods, (ii) the Recovery Ratio is less than 25.00% or (iii) the Cumulative Net Default Level as of the last day of any Due Period specified below exceeds the corresponding level specified below and shall continue until the Cumulative Net Default Level is equal to or less than the level specified below for five consecutive Due Periods:

Due Period	Cumulative Net Default Level
1 – 6	2.250%
7 – 12	3.60%
13 – 24	6.750%
25 – 36	9.375%
37 – 47	14.400%
48 and thereafter	18.000%

“Lost Note Affidavit” shall mean the affidavit to be executed in connection with any delivery of a Mortgage Note or, with respect to Aruba Club Loans, an Owner Beneficiary Agreement, in lieu of the original, in the form of Exhibit D attached to each of the Transfer Agreement, the Bluegreen Purchase Agreement and the Sale Agreement.

“Misdirected Deposits” shall mean such payments that have been deposited into the Collection Account in error.

“Monthly Servicer Report” shall have the meaning specified in Section 5.5 of the Indenture.

“Mortgage” shall mean, with respect to a Deeded Club Loan, any purchase money mortgage, deed of trust, purchase money deed of trust, deed to secure debt, or mortgage deed creating a first lien on a Timeshare Property to secure debt granted by the Club Trustee on behalf of an Obligor to the Club Originator with respect to the purchase of such Timeshare Property and/or the contribution of the same to the Club and otherwise encumbering the related Timeshare Property to secure payments or other obligations under such Timeshare Loan.

“Mortgage Note” shall mean, with respect to a Deeded Club Loan, the original, executed promissory note evidencing the indebtedness of an Obligor under a Deeded Club Loan,

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together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

“Net Liquidation Proceeds” shall mean with respect to a Liquidation, the positive difference between Liquidation Proceeds and Liquidation Expenses.

“Non-Opinion Resort” shall mean a Resort that is not an Opinion Resort.

“Note Balance Write-Down Amount” shall mean with respect to any Payment Date, an amount equal to the excess, if any, of the Aggregate Outstanding Note Balance after taking account of all distributions of principal on such Payment Date over the sum of (i) the Aggregate Loan Balance as of the end of the Due Period related to such Payment Date and (ii) amounts on deposit in the General Reserve Account and the Prefunding Account. The Note Balance Write-Down Amount shall be applied in the following order of priority: (i) to the Outstanding Note Balance of the Class C Notes immediately following the distribution of Available Funds on each Payment Date until the Adjusted Note Balance of the Class C Notes is reduced to zero and (ii) to the Outstanding Note Balance of the Class B Notes immediately following the distribution of Available Funds on each Payment Date until the Adjusted Note Balance of the Class B Notes is reduced to zero.

“Note Owner” shall mean, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant, in accordance with the rules of such Depository).

“Note Purchase Agreement” shall mean that certain note purchase agreement dated October 1,  2020, by and among the Initial Purchasers, Bluegreen, the Depositor and the Issuer.

“Note Rate” shall mean with respect to the Class A Notes, the Class B Notes and the Class C Notes, 1.55%, 2.49% and 4.22%, respectively.

“Note Register” shall have the meaning specified in Section 2.4(a) of the Indenture.

“Note Registrar” shall have the meaning specified in Section 2.4(a) of the Indenture.

“Noteholder” shall mean any holder of a Note of any Class.

“Noteholder FATCA Information” shall mean information sufficient to eliminate the imposition of, or determine the amount of, FATCA Withholding Tax.

“Noteholder Tax Identification Information” shall mean properly completed and signed tax certifications (generally, in the case of U.S. federal income tax, IRS Form W-9 (or applicable successor form) in the case of a person that is a “United States person” within the meaning of Section 7701(a)(30) of the Code or the appropriate IRS Form W-8 or other applicable form (or applicable successor forms) in the case of a person that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code).

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“Notes” shall mean collectively, the Class A Notes, the Class B Notes and the Class C Notes.

“Obligor” shall mean the related obligor under a Timeshare Loan.

“Offering Circular” shall mean that certain Confidential Offering Circular, dated October 1,  2020 related to the Notes and the Transaction Documents.

“Officer’s Certificate” shall mean a certificate executed by a Responsible Officer of the applicable party.

“Opinion of Counsel” shall mean a written opinion of counsel, in each case acceptable to the addressees thereof.

“Opinion Resorts” shall mean a Resort even if Bluegreen no longer owns substantial vacation ownership interests in the Resort and includes the following resorts: Casa del Mar Beach Resort, Daytona SeaBreeze™, The Fountains, Lake Eve Resort, Grande Villas at World Golf Village™, The Hammocks at MarathonTM, Orlando’s Sunshine Resort™ I & II, Solara Surfside™, The Manhattan Club, BG Club 36™ Resort, Carolina Grande™, Harbour LightsTM, SeaGlass TowerTM, The Lodge Alley Inn™, Shore Crest Vacation VillasTM, Laurel CrestTM, MountainLoftTM I and II, Shenandoah CrossingTM, Bluegreen Wilderness Traveler at ShenandoahTM, BG Patrick Henry Square™, Bluegreen at Tradewinds, Eilan Hotel & Spa and King 583.

“Optional Purchase Limit” shall mean, on any date, an amount equal to (x) 15% of the Aggregate Closing Date Collateral Balance, less (y) the aggregate Loan Balances (as of the related purchase dates or release dates, as applicable) of all Defaulted Timeshare Loans (i) previously purchased by the Club Originator pursuant to the Sale Agreement, the Transfer Agreement or the Bluegreen Purchase Agreement or (ii) previously released pursuant to Section 4.7(c) of the Indenture.

“Optional Redemption Date” shall mean the first date in which the Aggregate Outstanding Note Balance is less than or equal to 10% of the Aggregate Initial Note Balance.

“Optional Substitution Limit” shall mean, on any date, an amount equal to (x) 20% of the Aggregate Closing Date Collateral Balance less (y) the aggregate Loan Balances (as of the related Transfer Dates) of all Defaulted Timeshare Loans previously substituted by the Club Originator pursuant to the Sale Agreement, the Transfer Agreement or the Bluegreen Purchase Agreement.

“Original Club Loan” shall mean a Timeshare Loan for which the related Obligor has elected to effect and the Club Originator has agreed to effect an Upgrade.

“Originator” shall mean either the Club Originator or the Aruba Originator.

“Outstanding” shall mean, with respect to the Notes, as of any date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

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(a) Notes theretofore canceled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation;
(b) Notes or portions thereof for whose payment money in the necessary amount has been theretofore irrevocably deposited with the Indenture Trustee in trust for the holders of such Notes; and

(c) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a Person in whose hands the Note is a valid obligation; provided, however, that in determining whether the holders of the requisite percentage of the Outstanding Note Balance of the Notes have given any request, demand, authorization, direction, notice, consent, or waiver under the Indenture, Notes owned by the Issuer or any Affiliate of the Issuer shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Notes that a Responsible Officer of the Indenture Trustee actually has notice are so owned shall be so disregarded.

“Outstanding Note Balance” shall mean as of any date of determination and Class of Notes, the Initial Note Balance of such Class of Notes less the sum of principal payments actually distributed to the Noteholders of such Class of Notes as of such date; provided, however, to the extent that for purposes of consents, approvals, voting or other similar act of the Noteholders under any of the Transaction Documents, “Outstanding Note Balance” shall exclude Notes which are held by Bluegreen or any Affiliate thereof.

“Owner Beneficiary” shall have the meaning specified in the Club Trust Agreement.

“Owner Beneficiary Agreement” shall mean the purchase agreement entered into by each Obligor and the Developer with respect to the Club Loans.

“Owner Beneficiary Rights” shall have the meaning specified in the Club Trust Agreement.

“Owner Trustee” shall mean Wilmington Trust Company, a Delaware banking corporation, or any successor thereof, acting not in its individual capacity but solely as owner trustee under the Trust Agreement.

“Owner Trustee Corporate Trust Office” shall mean 1100 North Market Street, Wilmington, Delaware 19890-0001.

“Owner Trustee Fee” shall mean an annual fee equal to (a) prior to the Owner Trustee becoming successor Administrator, $6,000.00 and (b) upon the Owner Trustee becoming successor Administrator, $5,000.00, which fee shall be due and payable on the first Payment Date of each year during the term hereof occurring after the Issuer’s receipt of an invoice therefor.

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“Paying Agent” shall mean any Person authorized under the Indenture to make the distributions required under Sections 3.4 of the Indenture, which such Person initially shall be the Indenture Trustee.

“Payment Date” shall mean the 28th day of each month, or, if such date is not a Business Day, then the next succeeding Business Day, commencing on the Initial Payment Date.

“Payment Default Event” shall have occurred if (i) each Class of Notes shall become due and payable pursuant to Section 6.2(a) of the Indenture or (ii) each Class of Notes shall otherwise become due and payable following an Event of Default under the Indenture and the Indenture Trustee has, in its good faith judgment, determined that the value of the assets comprising the Trust Estate is less than the Aggregate Outstanding Note Balance.

“Percentage Interest” for a Class of Notes on each Payment Date shall mean the then Outstanding Note Balance of such Class of Notes divided by the sum of the then Aggregate Loan Balance and the then Prefunding Loan Balance (each calculated as of the close of business on the day immediately prior to the related Due Period), expressed as a percentage (which initially, for the Class A Notes, the Class B Notes and the Class C Notes shall be approximately 32.65%, 32.15% and 23.20%, respectively).

“Permitted Liens” shall mean  (a) with respect to Timeshare Loans in the Trust Estate, (i) Liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable or such exceptions as may be set forth in any related lender’s title insurance policy or in any related lender’s title insurance commitment as of the Closing Date or a Transfer Date, as applicable, (ii) Liens in favor of the Depositor and the Issuer created pursuant to the Transaction Documents, and (iii) Liens in favor of the Trust and the Indenture Trustee created pursuant to the Indenture; (b) with respect to the related Timeshare Property, (i) materialmen’s, warehousemen’s, mechanic’s and other Liens arising by operation of law in the ordinary course of business for sums not due, (ii) Liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable, and (iii) the Obligor’s interest in the Timeshare Property under the Timeshare Loan whether pursuant to the Club Trust Agreement or otherwise; and (c) with respect to Timeshare Loans and Related Security in the Trust Estate, any and all rights of the Beneficiaries referred to in the Club Trust Agreement under such Club Trust Agreement.

“Person” shall mean an individual, general partnership, limited partnership, limited liability partnership, corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture, Governmental Authority, or other entity of whatever nature.

“Post Grace Period Force Majeure Loan” shall mean a Timeshare Loan that, as a result of the end of the grace period granted by the Servicer, ceased to be a Force Majeure Loan, but for which the related Obligor has not yet made two consecutive current payments.  Upon the related Obligor making two consecutive current payments, such Post Grace Period Force Majeure Loan shall cease to be a Post Grace Period Force Majeure Loan.

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“Predecessor Servicer Work Product” shall have the meaning specified in Section 5.4(b) of the Indenture.

“Prefunding Account” shall be the account maintained by the Paying Agent on behalf of the Indenture Trustee pursuant to Section 3.2(c) of the Indenture.

“Prefunding Account Initial Deposit” shall equal $8,800,000.00.

“Prefunding Loan Balance” shall mean the excess of the maximum aggregate Cut-Off Date Loan Balances of Subsequent Timeshare Loans that may be purchased during the Prefunding Period over the aggregate Cut-Off Date Loan Balances of Subsequent Timeshare Loans that have been purchased during the Prefunding Period.

“Prefunding Period” shall mean the period commencing on the Closing Date and ending on the Prefunding Termination Date.

“Prefunding Termination Date” shall mean the Determination Date immediately following the earliest of (i) 120 days after the Closing Date, (ii) the date on which the amount on deposit in the Prefunding Account is less than $10,000 and (iii) the date on which an Event of Default occurs.

“Principal Advance Rate Percentage” shall mean the lesser of (i) 88% and (ii) a fraction, expressed as a percentage, the numerator of which is the excess of (A) the sum of the Aggregate Loan Balance and the Prefunding Loan Balance, each as of the last day of the related Due Period over (B) the product of 1.00% and the Aggregate Closing Date Collateral Balance, and the denominator of which is the sum of the Aggregate Loan Balance and the Prefunding Loan Balance, each as of the last day of the related Due Period.

“Principal Advance Reduction Amount” shall mean for any Payment Date, the amount by which the Aggregate Outstanding Note Balance (determined after giving effect to the payments of the Principal Distribution Amounts on such Payment Date) exceeds the product of (i) the Principal Advance Rate Percentage and (ii) the sum of the Aggregate Loan Balance and the Prefunding Loan Balance, each as of the last day of the related Due Period.

“Principal Distribution Amount” shall equal for any Payment Date and Class of Notes, the sum of the following, without duplication, with respect to any Timeshare Loan:

(i)

the product of (a) such Class’ Percentage Interest and (b) the amount of principal collected in respect of each Timeshare Loan during the related Due Period (including, but not limited to, principal in respect of scheduled payments, partial prepayments, prepayments in full, liquidations, Substitution Shortfall Amounts and Repurchase Prices, if any, but excluding principal received in respect of Timeshare Loans that became Defaulted Timeshare Loans during prior Due Periods that have not been released from the Lien of the Indenture) or, if the Cut-Off Date for a Qualified Substitute Timeshare Loan shall have occurred during the related

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Due Period, the amount of principal collected in respect of such Qualified Substitute Timeshare Loan after such Cut-Off Date;
(ii)

the product of (a) such Class’ Percentage Interest and (b) the aggregate Loan Balance of all Timeshare Loans which became Defaulted Timeshare Loans during the related Due Period less the sum of (x) the aggregate Loan Balance of all Qualified Substitute Timeshare Loans which were conveyed to the Trust Estate in respect of Defaulted Timeshare Loans during the related Due Period, (y) the principal portion of Repurchase Prices paid in respect of Defaulted Timeshare Loans during the related Due Period, and (z) the principal portion of Liquidation Proceeds received during the related Due Period;

(iii)

on the first Payment Date after the Prefunding Termination Date, the product of (a)(1) such Class’ Percentage Interest divided by (2) 88% and (b) the amount deposited into the Collection Account from the Prefunding Account pursuant to Section 3.2(c) of the Indenture, if any; and

(iv)	any unpaid Principal Distribution Amounts for such Class from prior Payment Dates.

“Qualified Institutional Buyer” shall have the meaning specified in Rule 144A.

“Qualified Substitute Timeshare Loan” shall mean a timeshare loan (i) that, when aggregated with other Qualified Substitute Timeshare Loans being substituted on such Transfer Date, has a Loan Balance, after application of all payments of principal due during or prior to the month of substitution, not in excess of the Loan Balance of the substituted Timeshare Loan on the related Transfer Date, (ii) that complies, as of the related Transfer Date, with each of the representations and warranties set forth in the Transfer Agreement and the Bluegreen Purchase Agreement, including that such Qualified Substitute Timeshare Loan is an Eligible Timeshare Loan, provided,  however, that there will be no seasoning requirement if a Qualified Substitute Timeshare Loan is an Upgrade Club Loan replacing an Original Club Loan with the same Obligor, (iii) that shall not cause the weighted average coupon rate of the Timeshare Loans to be less than 14.0% after such substitution, (iv) that shall not cause the weighted average months of age on the Timeshare Loans to be less than 10 months after such substitution, (v) that shall not cause the weighted average remaining term to maturity of the Timeshare Loans to be equal to or greater than 111 months, (vi) that does not have a stated maturity later than February 2034, and (vii) that has a FICO® score and, when aggregated with other Qualified Substitute Timeshare Loans being substituted on such Transfer Date, has a weighted average FICO® score of at least 710.

“Rating Agency” shall mean each of S&P and DBRS Morningstar.

“Receivables” shall mean the payments required to be made pursuant to a Timeshare Loan.

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“Record Date” shall mean, with respect to any Payment Date (i) for Global Notes, the close of business on the Business Day immediately preceding such Payment Date and (ii) for Definitive Notes, the close of business on the last Business Day of the month preceding the month in which such Payment Date occurs.

“Recovery Ratio” shall mean, for any Determination Date, (i) if any Timeshare Loans became Defaulted Timeshare Loans during the three immediately preceding Due Periods (or if fewer than three Due Periods have elapsed, the actual number of Due Periods which have elapsed), the percentage equivalent of a fraction (a) the numerator of which is equal to the sum of (x) the aggregate Loan Balance of all Timeshare Loans that became Defaulted Timeshare Loans during the three immediately preceding Due Periods (or if fewer than three Due Periods have elapsed, the actual number of Due Periods which have elapsed) that were substituted for or repurchased by the Club Originator prior to such Determination Date (with the Loan Balance of each Defaulted Timeshare Loan determined as of the day immediately preceding the date on which such Timeshare Loan became a Defaulted Timeshare Loan) and (y) all Net Liquidation Proceeds received during the three immediately preceding Due Periods (or if fewer than three Due Periods have elapsed, the actual number of Due Periods which have elapsed) in respect of Defaulted Timeshare Loans that were not substituted or repurchased by the Club Originator prior to such Determination Date and (b) the denominator of which is the aggregate Loan Balance of all Timeshare Loans that became Defaulted Timeshare Loans during the three immediately preceding Due Periods (or if fewer than three Due Periods have elapsed, the actual number of Due Periods which have elapsed); and (ii) if no Timeshare Loans became Defaulted Timeshare Loans during the three immediately preceding Due Periods (or if fewer than three Due Periods have elapsed, the actual number of Due Periods which have elapsed), 100%.

“Redemption Date” shall mean with respect to the redemption of the Notes on or after the Optional Redemption Date, the date fixed pursuant to Section 10.1 of the Indenture.

“Redemption Price” shall mean, with respect to each Class of Notes, the sum of the Outstanding Note Balance of such Class of Notes, together with interest accrued and unpaid thereon at the applicable Note Rate up to and including the Redemption Date.

“Regulation S” shall have the meaning specified in the Securities Act.

“Regulation S Global Note” shall have the meaning specified in Section 2.2 of the Indenture.

“Related Security” shall mean with respect to any Timeshare Loan, (i) all of the Issuer’s interest in the Timeshare Property arising under or in connection with the related Mortgage, if any, Owner Beneficiary Rights, Vacation Points and the related Timeshare Loan Files, (ii) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Timeshare Loan, together with any Mortgages, signed by the Club Trustee on behalf of an Obligor describing any collateral securing such Timeshare Loan, (iii) all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Timeshare Loan, (iv) any assignments of

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Mortgages and any financing statements, and (v) all other security and books, records and computer tapes relating to the foregoing.

“Remarketing Agent” shall mean Bluegreen.

“Remarketing Agreement” shall mean that certain remarketing agreement, dated as of October 8, 2020, by and among, the Servicer, the Issuer, the Remarketing Agent and the Indenture Trustee, as the same may be amended, modified, or supplemented from time to time in accordance with the terms thereof.

“Repurchase Price” shall mean with respect to any Timeshare Loan to be repurchased by the Club Originator pursuant to the Transfer Agreement, the Bluegreen Purchase Agreement or the Sale Agreement, an amount equal to the Loan Balance of such Timeshare Loan as of the date of such purchase or repurchase, together with all accrued and unpaid interest on such Timeshare Loan at the related Timeshare Loan Rate to, but not including, the due date for such interest in the then current Due Period.

“Request for Release” shall be a request for release of Timeshare Loan Documents in the form required by the Custodial Agreement.

“Required Payments” shall mean each of the items described in (i) through (xiv) of Section 3.4 of the Indenture.

“Reservation System” shall mean the reservation system utilized by the Club and owned by the Club Managing Entity or the services contracted by the Club Managing Entity with a third party.

“Residual Interest Certificate” shall mean the certificate issued under the Trust Agreement, which represents the economic residual interest of the Trust formed thereunder.

“Residual Interest Owner” shall mean the owner of the Residual Interest Certificate issued by the Issuer pursuant to the Trust Agreement, which shall initially be the Depositor.

“Resort” shall mean, as the context shall require, the resort at which the Timeshare Property related to a Timeshare Loan is located.

“Resort Interests” shall have the meaning specified in the Club Trust Agreement.

“Responsible Officer” shall mean (a) when used with respect to the Owner Trustee or the Indenture Trustee, any officer assigned to the Owner Trustee Corporate Trust Office or the Corporate Trust Office, respectively, and having direct responsibility for the administration of the Trust Agreement or the Indenture, as applicable, including any Managing Director, Senior Vice President, Vice President, Assistant Vice President, Secretary, Assistant Secretary, Assistant Treasurer, any trust officer or any other officer such Person customarily performing functions similar to those performed by any of the above designated officers, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject; (b) when used with respect to the Servicer,

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the Chief Financial Officer, an Executive Vice President, a Senior Vice President, a Vice President, an Assistant Vice President, the Chief Accounting Officer or the Secretary of the Servicer; and (c) with respect to any other Person, the chairman of the board, chief financial officer, the president, a vice president, the treasurer, an assistant treasurer, the secretary, an assistant secretary, the controller, general partner, trustee or the manager of such Person.

“Restricted Period” shall mean the 40-day period prescribed by Regulation S commencing on the later of (i) the date upon which the Notes are first offered to persons other than the Initial Purchasers and any other distributor (as such term in defined in Regulation S) of the Notes and (ii) the Closing Date.

“Rule 144A” shall have the meaning specified in the Note Purchase Agreement.

“Rule 144A Global Note” shall have the meaning specified in Section 2.2 of the Indenture.

“S&P” shall mean S&P Global Ratings, a business unit of Standard & Poor's Financial Services, LLC or its successor.

“Sale Agreement” shall mean that certain sale agreement, dated as of October  8,  2020, between the Depositor and the Issuer pursuant to which the Depositor sells the Initial Timeshare Loans on the Closing Date, and the Subsequent Timeshare Loans during the Prefunding Period, to the Issuer.

“Schedule of Timeshare Loans” shall mean the list of Timeshare Loans delivered pursuant to the Sale Agreement, as amended from time to time to reflect repurchases, substitutions, Subsequent Timeshare Loans and Qualified Substitute Timeshare Loans conveyed pursuant to the terms of the Indenture, which list shall set forth the information with respect to each Timeshare Loan as of the related Cut-Off Date, as applicable, in numbered columns.

If the Schedule of Timeshare Loans is provided in electronic format, it shall be in a format reasonably acceptable to the Custodian (which, in any event, shall contain all the information specified above).

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Seller” shall mean with respect to (i) the Transfer Agreement, BXG Timeshare I, (ii) the Bluegreen Purchase Agreement, Bluegreen and (iii) the Sale Agreement, the Depositor.

“Sequential Pay Event” shall mean either a Payment Default Event or a Trust Estate Liquidation Event.

“Servicer” shall mean Bluegreen in its capacity as servicer under the Indenture, the Backup Servicing Agreement, the Remarketing Agreement and the Custodial Agreement, and its permitted successors and assigns.

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“Servicer Event of Default” shall have the meaning specified in Section 5.4 of the Indenture.

“Servicing Fee” shall mean for any Payment Date, the product of (i)(A) if Bluegreen or an affiliate thereof is the Servicer, one-twelfth of 1.500% and (B) if the Indenture Trustee is the successor Servicer, one-twelfth of 1.5825%, and (ii) the aggregate Loan Balance of all Timeshare Loans owned by the Issuer as of the first day of the related Due Period; provided that if the Indenture Trustee is the successor Servicer, it shall, after payment of the Backup Servicing Fee, be entitled to a minimum monthly payment of $5,500.00.

“Servicing Officer” shall mean those officers of the Servicer involved in, or responsible for, the administration and servicing of the Timeshare Loans, as identified on the list of Servicing Officers furnished by the Servicer to the Indenture Trustee and the Noteholders from time to time.

“Servicing Standard” shall mean, with respect to the Servicer and the Backup Servicer a servicing standard which complies with applicable law, the terms of the Transaction Documents, the terms of the respective Timeshare Loans and, to the extent consistent with the foregoing, to the best knowledge of the Servicer, is materially consistent with the customary standard of prudent servicers of loans secured by timeshare interests similar to the Timeshare Properties, but in no event lower than the standards employed by it when servicing loans for its own account or other third parties, but, in any case, without regard for (i) any relationship that it or any of its Affiliates may have with the related Obligor, and (ii) its right to receive compensation for its services under the Indenture or with respect to any particular transaction.

“Servicer Termination Costs” shall mean any extraordinary out-of-pocket expenses incurred by the Indenture Trustee associated with the transfer of servicing.

“Similar Law” shall mean any provision of federal, state or local law that is substantially similar to the prohibited transaction rules under ERISA or section 4975 of the Code.

 “Stated Maturity” shall mean the Payment Date occurring in February 2036.

“Statutory Trust Statute” shall mean the Delaware Statutory Trust Act, Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801, et seq., as the same may be amended from time to time.

“Subsequent Cut-Off Date” shall mean with respect to any Transfer Date, (i) the close of business on the last day of the Due Period immediately preceding such Transfer Date or (ii) such other date prior to the Transfer Date as designated by the Servicer.

“Subsequent Timeshare Loans” shall mean the timeshare loans meeting the criteria specified in Section 4.3 of the Indenture, sold by the Depositor, purchased by the Issuer and pledged to the Indenture Trustee on a Transfer Date during the Prefunding Period.

“Subsequent Transfer Notice” shall have the meaning specified in Section 4.2(a) of the Indenture.

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“Substitution Shortfall Amount” shall mean with respect to any Transfer Date, an amount equal to the excess of the aggregate Loan Balances of the substituted Timeshare Loans over the aggregate Loan Balances of the Qualified Substitute Timeshare Loans.

“Target Amount” shall mean, for any Payment Date, an amount equal to the product of (i) the Target Amount Percentage and (ii) the sum of the Aggregate Loan Balance and the Prefunding Loan Balance, each as of the last day of the related Due Period.

“Target Amount Percentage” shall mean (i) prior to the occurrence and continuance of a Lockout Event, for the first twelve Payment Dates following the Closing Date, 2.50%, for the 13th Payment Date following the Closing Date, 2.00%, for the 14th Payment Date following the Closing Date, 1.50%, and thereafter, 1.00% (ii) during the continuance of a Lockout Event, 5.00%, and (iii) if a Lockout Event has occurred, but is no longer continuing, (A) 4.00% for the first Payment Date thereafter, (B) 3.00% for the second Payment Date thereafter, (C) 2.00% for the third Payment Date thereafter and (D) 1.00% thereafter.

“Temporary Regulation S Global Note” shall have the meaning set forth in Section 2.2 of the Indenture.

“Timeshare Declaration”  shall mean the declaration or other document recorded in the real estate records of the applicable municipality or government office where a Resort is located for the purpose of creating and governing the rights of owners of Timeshare Properties related thereto, as it may be in effect from time to time.

“Timeshare Loan” shall mean an Initial Timeshare Loan, a Subsequent Timeshare Loan or a Qualified Substitute Timeshare Loan, subject to the Lien of the Indenture.  As used in the Transaction Documents, the term “Timeshare Loan” shall include the related Mortgage Note, Mortgage, if any, the Owner Beneficiary Agreement and other Related Security contained in the related Timeshare Loan Documents.

“Timeshare Loan Acquisition Price” shall mean on any date of determination, with respect to any Timeshare Loan, an amount equal to the fair market value of such Timeshare Loan as determined by BXG Timeshare I under the Transfer Agreement, by Bluegreen under the Bluegreen Purchase Agreement and by the Depositor under the Sale Agreement, as applicable.

“Timeshare Loan Documents” shall mean with respect to each Timeshare Loan and each Obligor, the related (i) Timeshare Loan Files, and (ii) Timeshare Loan Servicing Files.

“Timeshare Loan Files” shall mean, with respect to a Timeshare Loan, all documents related to such Timeshare Loan, including:

1.

with respect to a Club Loan (other than an Aruba Club Loan), the original Mortgage Note, or a Lost Note Affidavit with respect thereto, executed by the Obligor, endorsed either as (i) “Pay to the order of ________, without recourse, representation or warranty” (either directly on the Mortgage Note or on an allonge placed with such Mortgage Note), by an Authorized Officer of the related Seller (such Authorized Officer’s signature may be computer

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generated), or (ii) a chain of endorsement substantially as follows: “Pay to the order of BRFC 2020-A LLC, without recourse, representation or warranty”, “Pay to the order of BXG Receivables Note Trust 2020-A, without recourse, representation or warranty” and “Pay to the order of U.S. Bank National Association, as Indenture Trustee, without recourse, representation or warranty except as provided in the Indenture dated as of October 8, 2020” (either directly on the Mortgage Note or on an allonge placed with such Mortgage Note), by an Authorized Officer of the related Seller, the Depositor and the Issuer (such Authorized Officer’s signature may be computer generated), respectively (in the case of both clauses (i) and (ii) above, together with a complete chain of endorsements from the original payee to the related Seller, if applicable);

2.

with respect to a Club Loan (other than an Aruba Club Loan), (i) an original Mortgage with evidence that such Mortgage has been recorded in the appropriate recording office (or an electronic copy of the mortgage including evidence of recording) or (ii) if such Mortgage has not yet been returned to the related Seller by such recording office, a copy of the unrecorded Mortgage that has been delivered to such recording office;

3.

with respect to a Club Loan (other than an Aruba Club Loan), (i) an original or electronic copy of the recorded  Assignment(s) of Mortgage, including evidence of recording (which may be a part of a blanket assignment of more than one Club Loan in which case, a copy thereof, with the original or electronic copy of the blanket Assignments of Mortgage held by the Custodian in the related master pool header file), showing the assignment of such Club Loan from the record mortgagee to the Indenture Trustee, or (ii) if such Assignments of Mortgage have not yet been returned by the related recording office, a copy of the unrecorded Assignments of Mortgage that have been delivered to such recording office (which may be a part of a blanket assignment of more than one Club Loan), showing the assignment of such Club Loan from the record mortgagee to the Indenture Trustee, or (iii) if the related Mortgage has not yet been returned such that the related Assignment(s) of Mortgage cannot yet be filed, Assignments of Mortgage in recordable form (other than the Mortgage recording information) duly executed by the last record holder of the Mortgage showing the assignment of such Club Loan from the record mortgagee to the Indenture Trustee; provided, however, that with respect to clauses (ii) and (iii) of this paragraph 3, photocopies or electronic copies held by the Custodian in the related investor file shall be sufficient.

4.

with respect to a Club Loan (other than an Aruba Club Loan), the UCC financing statement, if any, evidencing that the security interest granted under such Timeshare Loan, if any, has been perfected under applicable state law;

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5.

with respect to a Club Loan (other than an Aruba Club Loan), (i) a copy of any recorded warranty deed transferring legal title to the related Timeshare Property to the Club Trustee, or (ii) if such recorded warranty deed has not yet been returned to the related Seller, a copy of a warranty deed sent for recording;

6.

with respect to a Club Loan (other than an Aruba Club Loan), either (i) a final original or electronic copy of the lender’s title insurance policy (which may consist of one master policy referencing one or more Mortgages) showing no exceptions to coverage (other than Permitted Liens) or (ii) a binding unconditional commitment to issue a title insurance policy showing no exceptions to coverage (other than Permitted Liens) (which may be a master commitment referencing one or more Mortgages, the original or electronic copy of the master commitment to be held by the Custodian in the related master pool header file), in all cases referencing such Timeshare Loan and insuring Bluegreen Vacations Corporation and its successors and/or assigns;

7.

the original of any related assignment or guarantee or, if such original is unavailable, a copy thereof certified by an Authorized Officer of the related Seller to be a true and correct copy, current and historical computerized data files;

8.	the original of any assumption agreement or any refinancing agreement;
9.	all related Owner Beneficiary Agreements, finance applications, sale and escrow documents executed and delivered by the related Obligor with respect to the purchase of a Timeshare Property;
10.	all other papers and records of whatever kind or description, whether developed or originated by an Originator or another Person, required to document, service or enforce a Timeshare Loan; and
11.

any additional amendments, supplements, extensions, modifications or waiver agreements required to be added to the Timeshare Loan Files pursuant to the Indenture, the Credit Policy, the Collection Policy or the other Transaction Documents, if any.

Where documents are not required to be originals, the copies of the same that are a part of any Timeshare Loan File may be in electronic or paper format.

“Timeshare Loan Rate” shall mean with respect to any Timeshare Loan, the specified coupon rate thereon.

“Timeshare Loan Servicing Files” shall mean with respect to each Timeshare Loan and each Obligor, the portion of the Timeshare Loan Files necessary for the Servicer to service such Timeshare Loan including but not limited to (i) a copy of the applicable truth-in-lending

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disclosure statement executed by such Obligor, as applicable, (ii) all writings pursuant to which such Timeshare Loan arises or which evidences such Timeshare Loan and not delivered to the Custodian, (iii) all papers and computerized records customarily maintained by the Servicer in servicing timeshare loans comparable to the Timeshare Loans in accordance with the Servicing Standard and (iv) each Timeshare Program Consumer Document (not the original), if applicable, related to the applicable Timeshare Property.

“Timeshare Program” shall mean the program under which (1) an Obligor has purchased a Timeshare Property and (2) an Obligor shares in the expenses associated with the operation and management of such program.

“Timeshare Program Consumer Documents” shall mean, as applicable, the Owner Beneficiary Agreement, Mortgage Note, Mortgage, any rescission right notices, public offering statements and other documents and disclosures used or to be used by an Originator in connection with the sale of Timeshare Properties.

“Timeshare Program Governing Documents” shall mean the articles of organization or articles of incorporation of each Association, the rules and regulations of each Association, the Timeshare Program management contract between each Association and a management company, and any subsidy agreement by which an Originator is obligated to subsidize shortfalls in the budget of a Timeshare Program in lieu of paying assessments, as they may be from time to time in effect and all amendments, modifications and restatements of any of the foregoing.

“Timeshare Property” shall mean (i) with respect to a Deeded Club Loan, a fractional fee simple timeshare interest in a Unit in a Resort (or phase thereof) or an undivided interest in a Resort (or a phase thereof) associated with a Unit and (ii) with respect to an Aruba Club Loan, Co-op Shares.

“Transaction Documents” shall mean the Indenture, the Bluegreen Purchase Agreement, the Transfer Agreement, the Sale Agreement, the Lockbox Agreement, the Backup Servicing Agreement, the Administration Agreement, the Remarketing Agreement, the Custodial Agreement, the Note Purchase Agreement and all other agreements, documents or instruments (other than the Timeshare Loan Documents) delivered in connection with the transactions contemplated thereby.

“Transfer Agreement” shall mean the transfer agreement, dated as of October 8, 2020, by and among Bluegreen, the Depositor and BXG Timeshare I pursuant to which certain Initial Timeshare Loans are sold to the Depositor.

“Transfer Date” shall mean with respect to (i) a Subsequent Timeshare Loan, the date during the Prefunding Period on which the Issuer purchases such Subsequent Timeshare Loan from a Seller and pledges such Subsequent Timeshare Loan to the Indenture Trustee to be included as part of the Trust Estate, and (ii) a Qualified Substitute Timeshare Loan, the date on which the Club Originator substitutes one or more Timeshare Loans in accordance with Section 4.6 of the Indenture.

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“Treasury Regulations” shall mean the regulations, included proposed or temporary regulations, promulgated under the Code.  References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

Due Period
1 – 6	0.90%
7 – 18	1.20%
19 and thereafter	1.50%

“Trigger Default Level” shall mean the level specified below for the related Due Period listed below:

“Trigger Event” shall occur on any Determination Date if (a) the average of the Delinquency Levels for the last three Due Periods (or, if fewer than three Due Periods have elapsed, the actual number of Due Periods which have elapsed) is greater than 6.00% and shall continue until the Delinquency Level is equal to or less than 6.00% for three consecutive Due Periods, (b) the average of the Default Levels for the last three Due Periods (or, if fewer than three Due Periods have elapsed, the actual number of Due Periods which have elapsed) exceeds the related Trigger Default Level and shall continue until the Default Level is equal to or less than the related Trigger Default Level for five consecutive Due Periods, (c) a Note Balance Write-Down Amount is applied in respect of the Class C Notes or (d) the Cumulative Net Default Level as of the last day of any Due Period specified below exceeds the corresponding level specified below and shall continue until the Cumulative Net Default Level is equal to or less than the level specified below for five consecutive Due Periods:

Due Period	Cumulative Net Default Level
1 – 6	2.75%
7 – 12	4.10%
13 – 15	7.50%
16 – 18	8.50%
19 – 21	9.00%
22 – 24	9.50%
25 – 36	12.50%
37 – 47	16.00%
48 and thereafter	19.00%

“Trust” shall mean the Issuer.

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“Trust Accounts” shall mean collectively, the Lockbox Account, the Collection Account, the General Reserve Account, the Prefunding Account and the Force Majeure Loan Reserve Account.

“Trust Agreement” shall mean the amended and restated trust agreement, dated as of October 8, 2020, by and among the Depositor and the Owner Trustee.

“Trust Estate” shall have the meaning specified in the Granting Clause of the Indenture.

“Trust Estate Liquidation Event” shall have the meaning specified in Section 6.6(b) of the Indenture.

“Trust Paying Agent” shall have the meaning specified in Section 3.09 of the Trust Agreement.

“UCC” shall mean the Uniform Commercial Code as from time to time in affect in the applicable jurisdiction or jurisdictions.

“Unit(s)” shall mean one individual air-space condominium unit, cabin, villa, cottage, townhome, platform tent, cabin, campsite for recreational vehicle or lot within a Resort, together with all furniture, fixtures and furnishings therein, if applicable, and together with any and all interests in common elements appurtenant thereto, as provided in the related Timeshare Program Governing Documents.

“Upgrade” shall mean the process in which (A) an obligor of an Original Club Loan elects to (i)(a) reconvey the existing Club Property for new Club Property (such new Club Property having a greater dollar value than the existing Club Property) and (b) cancel the Original Club Loan in exchange for an Upgrade Club Loan secured by such new Club Property or (ii)(a) acquires additional Club Property and (b) cancels the Original Club Loan in exchange for an Upgrade Club Loan from the Club Originator secured by the existing Club Property and the additional Club Property or (B) an owner of existing Club Property that is fully paid elects to (i) reconvey such Club Property for new Club Property (such new Club Property having a greater dollar value than the existing Club Property) or (ii) acquires additional Club Property.

“Upgrade Club Loan” shall mean the new timeshare loan originated by the Club Originator in connection with an Upgrade.

“Vacation Points” shall have the meaning specified in the Club Trust Agreement.

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